THOMAS WEISEL PARTNERS GROUP, INC. REPORTS FOURTH QUARTER RESULTS
LED BY CONTINUED MOMENTUM IN BROKERAGE

San Francisco, February 13, 2008 - Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG; TSX: TWP) reported net revenues of $76.9 million in the fourth quarter of 2007 and $289.0 million for the full year of 2007, an increase of 1% and 5%, respectively, from the comparable periods in 2006.

Non-GAAP net income and diluted earnings per share were $3.5 million and $0.13 for the fourth quarter of 2007 compared to $9.8 million and $0.37 for the fourth quarter of 2006. For the full year of 2007, non-GAAP net income and diluted earnings per share were $18.0 million and $0.68 compared to $23.7 million and $0.93 for the full year 2006.

GAAP net income and diluted earnings per share for the fourth quarter of 2007 were losses of $11.2 million and $0.43 compared to earnings of $8.7 million and $0.33 for the fourth quarter of 2006. For the full year of 2007, GAAP net income and diluted earnings per share were break-even compared to $34.9 million and $1.34 for the full year 2006.

The non-GAAP financial measures described above adjust for certain one-time events related to our conversion to a corporation and our initial public offering, as well as one-time compensation expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses, each of which were related to the integration of Westwind Partners. A reconciliation between our GAAP results and these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Business Highlights

•	Revenues and Earnings. Fourth quarter revenues were $76.9 million, the highest revenue quarter of the year.

“2007 was a year of building,” said Thomas Weisel, Chairman and CEO. “Our fourth quarter earnings were penalized by increasing our compensation ratio in the second half of the year to even out our full year compensation ratio. Excluding our investment spending on Discovery research, Portland growth equity and European sales, and normalizing our tax rate, earnings were up 12% in 2007.”

•
Brokerage. Brokerage revenues increased 20% to $34.8 million in the fourth quarter of 2007 compared to the fourth quarter of 2006. The fourth quarter of 2007 was the best performing quarter in two years. From the third quarter of 2007, brokerage revenues increased 15% mainly due to the performance of our core institutional and convertible debt trading businesses.

“The investments that we made in the first half of the year showed results in the second half. Our strategies to diversify and grow our account coverage through hiring two teams in Europe and a team in the mid-west contributed to the third and fourth quarter improvements,” said Paul Slivon, Director of Institutional Sales.

“In 2007, we hired a group to focus on special situations, such as overnight block trades for investment banking, institutional, private equity and high net worth clients. In addition, in 2007, we began marketing our electronic trading platform and commission sharing-soft dollar program. Both of these investments contributed to the improvements in the second half of the year,” said Tony Stais, Director of Trading.

•
Investment Banking. Investment banking revenues were $32.8 million for the fourth quarter of 2007 compared to $37.3 million in the fourth quarter of 2006. For the full year, investment banking revenues increased 2% to $127.2 million. We completed 28 transactions in the fourth quarter and 83 transactions in the full year of 2007. Our average revenue per transaction increased to $1.5 million in 2007 compared to $1.4 million in 2006.

We raised capital for a diverse group of companies in the fourth quarter, including sole- and joint-book managed initial public offerings for Orion Energy Systems, Inc., Internet Brands, Inc., Constant Contact, Inc. and SoundBite Communications, Inc. We book-managed a follow-on offering for Obagi Medical Products and we were a co-lead for the follow-on offering of Nuance Communications, Inc. Additionally, we were the sole agent for a private placement transaction for AngioScore, Inc. and the sole agent on a $69 million leveraged financing for Selling Source, LLC.

M&A also contributed to fourth quarter results. We advised Symyx Technologies, Inc. in its $123 million acquisition of MDL Information Systems from Elsevier, FoxHollow Technologies, Inc. in its $780 million merger with ev3 Inc., IsoTis, Inc. in its sale to Integra LifeSciences Holdings Corporation and Applied Precision, LLC in the sale of its semiconductor business to Rudolph Technologies, Inc. for approximately $74 million.

“Our fourth quarter banking results did not meet our expectations, as many of our capital raising and M&A transactions scheduled for the fourth quarter were postponed due to difficult market conditions. We are cognizant of the near term uncertainty resulting from unfavorable markets; capital raising transactions and volumes in the market are down significantly in January. We expect continued uncertainty to negatively impact our investment banking business in the near term,” said Thomas Weisel, Chairman and CEO.

“2007 was a building year for our investment banking platform during which we generated revenues from 55 new clients. We completed 32 initial public offerings versus 27 and 18 in 2006 and 2005, respectively, and M&A revenues were up 60% in 2007. We expect these new relationships to materialize into additional revenue streams in future years. In 2007, we ranked as the number one IPO underwriter for venture-backed companies. In addition, we were involved in seven of the ten best performing U.S. technology initial public offerings.”

“Entering 2008, the fundamentals of our technology clients continue to remain strong and the demand for resources and commodities, the main drivers of our energy and mining clients, continue to grow. We plan to take advantage of our newly diversified platform to grow our banking footprint judiciously in 2008,” continued Mr. Weisel.

•
Asset Management. Asset management revenues were $6.7 million in the fourth quarter of 2007 compared to $9.3 million in the fourth quarter of 2006. For the year, asset management revenues increased 30% compared to 2006. The increase was partially due to recognizing $17.7 million of private equity gains in 2007 compared to $12.3 million in 2006.

“The underlying drivers of our private equity gains are healthcare and technology company fundamentals, which remain strong,” said Mr. Weisel. “However, we are not expecting the same level of private equity gains in 2008 that we experienced in 2007. A significant amount of our gains in 2007 were preferential returns based on previously waived management fees, while in 2008 any gains would be primarily generated by our carried interest. Waived management fee gains are recognized before returns to investors, while gains from carried interest would be recognized along with those of fund investors over the remainder of the life of the fund,” continued Mr. Weisel.

•
Completion of Westwind Partners Acquisition. On January 2, 2008, we announced the completion of our acquisition of Westwind Partners, a full service, institutionally oriented, investment bank focused on the energy and mining sectors. At the same time we announced the appointment of Lionel F. Conacher, formerly the CEO and President of Westwind Partners, as President of Thomas Weisel Partners.

“I am delighted to join Thomas Weisel Partners as President,” said Mr. Conacher. “Historically, Thomas Weisel Partners has been a play on strong venture capital trends and technology, healthcare and consumer sector performance. With the newly acquired mining and energy sectors from Westwind Partners, our footprint now spans five countries with 15 offices, and enhances our overall growth profile.”

“The Westwind acquisition has been a transformational event for our firm. With this acquisition, we have expanded and diversified our platform and enhanced our growth prospects,” said Mr. Weisel.

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
(Dollar amounts in thousands, except book value per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue Detail:
Investment banking
Capital raising	$26,440	$22,140	$77,634	$93,063
M&A	6,349	15,118	49,594	31,073
Total investment banking	32,789	37,258	127,228	124,136
Brokerage	34,761	28,964	120,187	123,809
Asset management
Management fees	3,956	2,964	15,946	12,420
Private equity gains	3,428	5,838	17,662	12,323
Other securities	(681)	491	(194)	1,009
Total asset management	6,703	9,293	33,414	25,752
Interest income	5,032	4,054	17,718	13,525
Other revenue	—	—	920	—
Total revenues	79,285	79,569	299,467	287,222
Interest expense	(2,376)	(3,083)	(10,418)	(10,905)
Net revenues	$76,909	$76,486	$289,049	$276,317

Investment Banking Transactions:
Capital raising	24	23	66	72
M&A	4	5	17	15
Total transactions	28	28	83	87
Revenue per transaction	$1,171	$1,331	$1,533	$1,427
Other Metrics:
Non-GAAP compensation ratio*	58.4%	55.7%	57.8%	55.0%
Non-compensation ratio**	37.3%	33.4%	36.0%	35.5%
IPO equity award expense	$532	$1,862	$6,117	$6,989
Shareholders’ equity	$273,627	$267,054	$273,627	$267,054
Common shares outstanding	25,235	25,754	25,235	25,754
Book value per share	$10.84	$10.37	$10.84	$10.37

* The non-GAAP compensation ratio set forth above is the ratio of our compensation and benefits expense (excluding expenses relating to IPO equity awards and the one-time fourth quarter of 2007 compensation expenses described below in the “Non-GAAP Financial Measures” section) to net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities). Without excluding these amounts, our ratio of compensation and benefits expense to net revenues is 88.7% and 53.9% for the three months ended December 31, 2007and 2006, respectively, and 65.0% and 55.1% for the year ended December 31, 2007 and 2006, respectively.

** Our non-compensation ratio is the ratio of all expense (other than compensation and benefits expense and interest expense) to net revenues.

Non-GAAP Financial Measures

We have reported in this press release our net income for the fourth quarter and year ended December 31, 2007 on a non-GAAP basis by:

•
excluding $0.3 million and $3.6 million, respectively, of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering; and

•
excluding $14.4 million for both periods of after-tax one-time compensation expense in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses, each of which were related to the integration of Westwind Partners.

We have also reported in this press release our net income for the fourth quarter and year ended December 31, 2006 on a non-GAAP basis by:

•
in the case of the fourth quarter of 2006, excluding $1.1 million of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering; and

•
in the case of the full year 2006, (i) excluding the effect of recognizing during the first quarter of 2006 a $13.8 million one-time net deferred tax benefit resulting from our conversion to a corporation from a limited liability company (but not excluding subsequent adjustments to the related valuation allowance), (ii) excluding the $4.1 million after-tax non-cash expense incurred in 2006 associated with the initial grant of restricted stock units made in connection with our initial public offering and (iii) including additional income tax expense of $1.5 million for the first quarter of 2006, because we estimate that had we converted to a corporation on January 1, 2006 we would have incurred additional income tax expense for the period from January 1, 2006 to February 7, 2006 equal to our net income for the period from January 1, 2006 through February 7, 2006 of $3.6 million multiplied by the applicable federal and state tax rate for the first quarter of 2006 of 42%.

We have reported in this press release our basic and diluted earnings per share for the fourth quarter of 2007 on a non-GAAP basis by:

•
using $3.5 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with our net loss attributable to common shareholders of $11.2 million and adjusting to exclude after-tax non-cash expense of $0.3 million and the after-tax expense of $14.4, respectively, associated with (i) our initial grant of restricted stock units made in connection with our initial public offering and (ii) expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses, each of which were related to the integration of Westwind Partners; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for full year 2007 on a non-GAAP basis by:

•
using $18.0 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $20,000 and adjusting to exclude after-tax non-cash expense of $3.6 million and the after-tax expense of $14.4, respectively, associated with (i) our initial grant of restricted stock units made in connection with our initial public offering and (ii) expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses, each of which were related to the integration of Westwind Partners; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for the fourth quarter of 2006 on a non-GAAP basis by:

•
using $9.8 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $8.7 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.1 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have also reported in this press release our basic and diluted earnings per share for 2006 on a non-GAAP basis by:

•
using $23.7 million as the numerator of the non-GAAP earnings per share calculation, which amount is derived by beginning with net income attributable to common shareholders of $33.3 million for the full year 2006 and adjusting to (i) exclude the effect of the $13.8 million one-time net deferred tax benefit recognized in the first quarter of 2006 (but not excluding subsequent adjustments to the related valuation allowance), (ii) include the additional income tax expense of $1.5 million with respect to the period from January 1, 2006 through February 7, 2006, (iii) exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $4.1 million for the full year 2006 and (iv) exclude $1.6 million of preferred dividends and accretion with respect to the period from January 1, 2006 through February 7, 2006; and

•
increasing the weighted average shares used as the denominator of the non-GAAP earnings per share calculation by 498,893, which is the amount by which weighted average shares would have increased had the 4,914,440 shares we issued in our initial public offering been outstanding for all of 2006.

Although we expect to grant restricted stock units and other share-based compensation in the future, we do not expect to make any such substantial grants outside of our regular compensation and hiring process, as we did when we granted restricted stock units in connection with our initial public offering. Also, in the future we do not expect that a similar conversion-related deferred tax benefit will arise and we expect to be subject to state and federal income tax, in each case, because we do not expect to change our corporate form again. In addition, the one-time compensation expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses were related to the integration of Westwind Partners and the alignment of the compensation practices of the two firms with one another and with industry practice and are, therefore, regarded by our management as one-time, non-recurring expense items.

Our management has utilized a non-GAAP calculation of net income and non-GAAP calculations of basic and diluted earnings per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing our financial results in the fourth quarter and full year of 2007 and 2006. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods that did not and likely will not include the adjusted items. Our reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, our management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and business outlook.

A limitation of utilizing these non-GAAP measures of net income and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net income (loss) and basic and diluted earnings (loss) per share and these non-GAAP measures of our financial performance should be considered together.

A reconciliation of our fourth quarter of 2007 and 2006 GAAP net income (loss) to our fourth quarter of 2007 and 2006 non-GAAP net income is set forth below.

	For Three Months Ended December 31,
	2007	2006
	(In millions)
Net (loss) income	$(11.2)	$8.7
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	0.3	1.1
Exclusion of the after-tax expense associated with compensation expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses related to the integration of Westwind Partners	14.4	—

Non-GAAP net income	$3.5	$9.8

A reconciliation of our 2007 and 2006 GAAP net income to our 2007 and 2006 non-GAAP net income is set forth below.

	For Twelve Months Ended December 31,
	2007	2006
	(In millions)
Net income	$—	$34.9
Exclusion of the effect of recording net deferred tax benefit	—	(13.8)
Inclusion of additional income tax expense	—	(1.5)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	3.6	4.1
Exclusion of the after-tax expense associated with compensation expenses in the fourth quarter of 2007 attributable to the acceleration of the payment of 2008 mid-year retention bonuses and certain severance expenses related to the integration of Westwind Partners	14.4	—

Non-GAAP net income	$18.0	$23.7

We calculate earnings (loss) per share in accordance with FASB Statement No. 128, Earnings per Share. Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share includes the determinants of basic earnings (loss) per share plus all dilutive potential common shares that were outstanding during the period. We use the treasury stock method to reflect the potential dilutive effect of outstanding unvested restricted stock units, an outstanding warrant to purchase common stock and outstanding unexercised stock options. With respect to the fourth quarter and full year 2007 and 2006, certain outstanding unexercised stock options were anti-dilutive and not considered in the determination of diluted earnings per share.

The following table sets forth our GAAP basic and diluted weighted average shares outstanding and our GAAP basic and diluted earnings (loss) per share for the fourth quarter and full year 2007 and 2006, as well as our non-GAAP basic and diluted weighted average shares outstanding and non-GAAP earnings per share for the fourth quarter and full year 2007 and 2006, in each case after applying the adjustments described above:

	For Three Months Ended December 31,		For Twelve Months Ended December 31,
	2007	2006	2007	2006
Weighted average shares used in computation of earnings per share:
Basic (in thousands)	26,003	25,770	26,141	23,980
Diluted (in thousands)	26,003	26,528	26,446	24,945

Earnings (loss) per share:
Basic	$(0.43)	$0.34	$0.00	$1.39
Diluted	$(0.43)	$0.33	$0.00	$1.34

Non-GAAP adjusted weighted average shares used in computation of non-GAAP earnings per share:
Basic (in thousands)	26,003	25,770	26,141	24,479
Diluted (in thousands)	26,384	26,528	26,446	25,444

Non-GAAP earnings per share:
Basic	$0.14	$0.38	$0.69	$0.97
Diluted	$0.13	$0.37	$0.68	$0.93

Further information regarding non-GAAP financial measures has been included in the Investor Relations/Webcasts section of our website www.tweisel.com and in our Annual Report on Form 10-K for the full year ended December 31, 2006, as well as our Quarterly Reports on Form 10-Q for the three month periods ended March 31, June 30 and September 30, 2007. Our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q are available to the public from the SEC’s internet site at http://www.sec.gov and from our public internet site at http://www.tweisel.com. You may also read and copy any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Quarterly Earnings Conference Call

Thomas Weisel Partners Group, Inc. will host its fourth quarter conference call on Wednesday, February 13, 2008 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel, President, Lionel F. Conacher, and Chief Operating Officer and Chief Financial Officer, David Baylor, by dialing 800/811-8830 (domestic) or 913/312-4374 (international). The confirmation code for both the domestic and international lines is: 4320120.

A live web cast of the call, as well as the company’s results, will be available through the investor relations/webcasts section of our website, www.tweisel.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available on this site one hour after the call through March 31, 2008.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners Group, Inc. generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Cleveland, Denver, Montreal, New York, Portland, Silicon Valley, Toronto, London, Mumbai and Zurich. For more information, please visit www.tweisel.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, Thomas Weisel Partners’ ability to implement its strategic initiatives and achieve the expected benefits of the acquisition of Westwind Partners, integrate Westwind Partners’ operations and retain its professionals, as well as competitive, economic, political, and market conditions and fluctuations, government and industry regulation, other risks relating to the acquisition, including the effect of the completion of the transaction on the companies’ business relationships, operating results and business generally and other factors. Some of the other factors are those that are discussed in (i) the Proxy Statement relating to the Westwind Partners acquisition, (ii) Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and (iii) in our Quarterly Reports on Form 10-Q filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Investor Relations Contact: Deborah Lightfoot 415-364-2500 investorrelations@tweisel.com	Media Contact: Amanda Gaines-Cooke 415-364-2500 amandagainescooke@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Investment banking	$32,789	$37,258	$127,228	$124,136
Brokerage	34,761	28,964	120,187	123,809
Asset management	6,703	9,293	33,414	25,752
Interest income	5,032	4,054	17,718	13,525
Other revenue	—	—	920	—

Total revenues	79,285	79,569	299,467	287,222
Interest expense	(2,376)	(3,083)	(10,418)	(10,905)

Net revenues	76,909	76,486	289,049	276,317

Expenses excluding interest:
Compensation and benefits	68,213	41,212	187,902	152,195
Brokerage execution, clearance and account administration	5,393	5,096	20,363	22,621
Communications and data processing	5,199	4,125	18,993	16,650
Depreciation and amortization	1,669	1,951	6,450	8,549
Marketing and promotion	4,624	3,036	15,147	11,545
Occupancy and equipment	5,153	4,139	18,988	17,926
Other expense	6,628	7,224	23,979	20,706

Total expenses excluding interest	96,879	66,783	291,822	250,192

Income (loss) before taxes	(19,970)	9,703	(2,773)	26,125
Provision for taxes (tax benefit)	(8,787)	963	(2,793)	(8,796)

Net income (loss)	(11,183)	8,740	20	34,921

Preferred dividends and accretion	—	—	—	(1,608)

Net income (loss) attributable to common shareholders and to class A, B and C shareholders	$(11,183)	$8,740	$20	$33,313

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.43)	$0.34	$0.00	$1.39
Diluted earnings (loss) per share	$(0.43)	$0.33	$0.00	$1.34

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	26,003	25,770	26,141	23,980
Diluted weighted average shares outstanding	26,003	26,528	26,446	24,945

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
			(In thousands)
Revenues:
Investment banking	$32,789	$25,542	$29,605	$39,292	$37,258
Brokerage	34,761	30,344	26,226	28,856	28,964
Asset management	6,703	6,714	14,282	5,715	9,293
Interest income	5,032	3,799	4,539	4,348	4,054
Other revenue	—	—	—	920	—

Total revenues	79,285	66,399	74,652	79,131	79,569
Interest expense	(2,376)	(2,687)	(2,913)	(2,442)	(3,083)

Net revenues	76,909	63,712	71,739	76,689	76,486

Expenses excluding interest:
Compensation and benefits	68,213	38,304	37,395	43,990	41,212
Brokerage execution, clearance and account administration	5,393	5,287	4,970	4,713	5,096
Communications and data processing	5,199	4,642	4,441	4,711	4,125
Depreciation and amortization	1,669	1,536	1,521	1,724	1,951
Marketing and promotion	4,624	3,868	3,042	3,613	3,036
Occupancy and equipment	5,153	5,134	4,650	4,051	4,139
Other expense	6,628	7,055	5,291	5,005	7,224

Total expenses excluding interest	96,879	65,826	61,310	67,807	66,783

Income (loss) before taxes	(19,970)	(2,114)	10,429	8,882	9,703
Provision for taxes (tax benefit)	(8,787)	(1,314)	3,827	3,481	963

Net income (loss)	$(11,183)	$(800)	$6,602	$5,401	$8,740